Exhibit 99.1

TCR2 Therapeutics Appoints Industry and Finance Veteran Eric Sullivan as Chief Financial Officer

CAMBRIDGE, Mass., June 27, 2022 – TCR2 Therapeutics Inc. (Nasdaq: TCRR), a clinical-stage cell therapy company with a pipeline of novel T cell therapies for patients suffering from solid tumors, today announced the appointment of Eric Sullivan as Chief Financial Officer where he will be responsible for leading all aspects of financial management and capital market strategy as well as overseeing investor relations and select business operations.

“We are excited to announce Eric Sullivan is joining the TCR2 team as Chief Financial Officer,” said Garry Menzel, Ph.D., President and Chief Executive Officer of TCR2 Therapeutics. “Eric brings a tremendous breadth of financial, strategy, operational and leadership experience to the Company having served in multiple roles at high-growth companies during his tenure in the biotechnology industry. As we prepare for several key inflection points from both our clinical programs, gavo-cel and TC-510, his appointment will further strengthen our team to meet the challenges ahead and maximize value for all our constituents during this next phase of transformational growth.”

Mr. Sullivan brings to TCR2 nearly 20 years of finance and operations experience in the biotechnology industry working on financial management, strategic planning, and fundraising and capital market transactions across the public and private markets. Prior to joining the Company, he was President, Chief Financial Officer and Chief Operating Officer at Triplet Therapeutics where he led finance, business development and corporate operations. Before that, Mr. Sullivan led finance as Senior Vice President at Gemini Therapeutics and Oncorus. Earlier in his career, he held senior financial management positions at bluebird bio and Merrimack Pharmaceuticals. Mr. Sullivan holds a B.S. in Accountancy from Bentley University and is a Certified Public Accountant (C.P.A.).

“With an extraordinary leadership team and aspirational vision to change the paradigm for the treatment of solid tumors, TCR2 represents a leading cell therapy company in a unique position, especially for the many cancer patients that have limited or no treatment options,” said Mr. Sullivan. “Joining at this inflection point is an incredible opportunity to add real value to the Company by supporting its growth trajectory with two key programs in the clinic and several others in the pipeline.”

About TCR2 Therapeutics

TCR2 Therapeutics Inc. is a clinical-stage cell therapy company developing a pipeline of novel T cell therapies for patients suffering from solid tumors. The company is focused on the discovery and development of product candidates against novel and complex targets utilizing its proprietary T cell receptor (TCR) Fusion Construct T cells (TRuC®-T cells). The TRuC platform is designed to specifically recognize and kill cancer cells by harnessing signaling from the entire TCR, independent of human leukocyte antigens (HLA). For more information about TCR2, please visit www.tcr2.com.

Forward-looking Statements

This press release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “may,” “will,” “could”, “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue” or the negative of such words or other similar expressions can be used to identify forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding the therapeutic potential of gavo-cel, TC-510 and TCR2’s other product candidates, expectations regarding future growh and prospects, future clinical development, partnering and commercialization plans, the development of the Company’s TRuC-T cells, their potential characteristics, applications and clinical utility, and the potential therapeutic applications of the Company’s TRuC-T cell platform.

The expressed or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future trials; the expected timing of submissions for regulatory approval or review by governmental authorities, including review under accelerated approval processes; orphan drug designation eligibility; regulatory approvals to conduct trials or to market products; TCR2’s ability to maintain sufficient manufacturing capabilities to support its research, development and commercialization efforts, including TCR2’s ability to secure additional manufacturing facilities; whether TCR2’s cash resources will be sufficient to fund TCR2’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, the impact of the COVID- 19 pandemic on TCR2’s ongoing operations; and other risks set forth under the caption “Risk Factors” in TCR2’s most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward- looking statements as predictions of future events. Although TCR2 believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur.

Moreover, except as required by law, neither TCR2 nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor and Media Contact:

Carl Mauch

Senior Director, Investor Relations and Corporate

Communications (617) 949-5667

carl.mauch@tcr2.com